UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2019

Golub Capital Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01128	47-1893276
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

666 Fifth Avenue, 18th Floor, New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2019, GCIC Funding LLC (“GCIC Funding”), a wholly-owned subsidiary of Golub Capital Investment Corporation (the “Company”), entered into an amendment (the “Credit Facility Amendment”) to the document governing the amended and restated senior secured revolving credit facility (as amended, the “Credit Facility”) by and among GCIC Funding, as the borrower, the Company, as the transferor, GC Advisors LLC, as the servicer, certain institutional lenders, and Wells Fargo Bank, N.A., as the swingline lender, collateral agent, account bank, collateral custodian, and administrative agent. The Credit Facility Amendment was effective as of March 21, 2019.

The Credit Facility Amendment, among other things, (1) decreased the interest rate to one-month London Interbank Offered Rate plus 2.00%, (2) extended the expiration of the reinvestment period to March 20, 2021, (3) extended the maturity date to March 21, 2024, and (4) amended the Credit Facility to contemplate (a) consummation of the transactions (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of November 27, 2018, by and among the Company, Golub Capital BDC, Inc., Fifth Ave Subsidiary Inc., GC Advisors LLC, and for certain limited purposes, Golub Capital LLC, as amended from time to time, and (b) reducing the asset coverage requirement under the Credit Facility to 150% after the closing of the Merger. The other material terms of the Credit Facility were unchanged, including that the borrowing capacity under the Credit Facility remains at $200 million.

As previously disclosed, the Credit Facility is secured by all of the assets held by GCIC Funding. Both the Company and GCIC Funding have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”). In accordance with the 1940 Act, with certain limited exceptions, the Company is currently allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 200% after such borrowing.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to a copy of the Credit Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Seventh Amendment to Amended and Restated Loan and Servicing Agreement, dated as of March 21, 2019, by and among GCIC Funding LLC, as the borrower; GC Advisors LLC, as the servicer; Golub Capital Investment Corporation, as the transferor; the institutional lenders identified on the signature pages thereto; Wells Fargo Bank, N.A., as the swingline lender, collateral agent, account bank, collateral custodian, and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL INVESTMENT CORPORATION

Date: March 26, 2019	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer